FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 04, 2008

General Red International, Inc.

(Exact name of registrant as specified in its charter)

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Texas	000-50471	75-2524355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
0174-Citrus Fruits	0001185218
(Standard Industrial Classification)	(Central Index Key)

Suite 1501, Plaza B, Jianwai SOHU
No. 39, Eastern Three Ring Middle Road
Chaoyang District, Beijing, China
Postal Code: 100020
(Address of principal executive offices, including zip code)

86-10-58699681

(Registrant’s telephone number, including area code)

86-10-58699621
(Registrant’s facsimile number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Man Yam, Esq.
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Fax: 212-219-3604

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	☐•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On September 04, 2008, the General Red International, Inc. (“Company” formerly known as “Paradise Tan, Inc”) started the process to undertake a 45 for 1 reverse stock split of the common stock of the Company (“Reverse Stock Split”) pursuant to the Board Resolution adopted on September 03, 2008 which approved the Company’s management’s proposal for the said reverse stock split. The Company has also obtained the approval of such Reverse Stock Split from the shareholders who hold more than two thirds of the voting power of the common stock.

As of September 08, 2008, the Company has obtained a new CUSIP number in connection to the Reverse Stock Split. The new CUSIP number is 370599 201. The effective date of the said Reverse Stock Split is September 19, 2008, subject to the approval by the Corporate Data Operations Department of the NASDAQ OMX Group.

On September 19, 2008 or the effective date approved by the Corporate Data Operations Department of the NASDAQ OMX Group, the shareholders of Company’s common stock will receive one new share of common stock in exchange for every forty-five shares they hold. Company’s common stock will begin trading on a split-adjusted basis on the other OTC market under the temporary trading symbol assigned by the Corporate Data Operations Department of the NASDAQ OMX Group.

The Company will file further Form 8-K Current Report to announce the assignment of temporary trading symbol and the effective date approved by the Corporate Data Operations Department of the NASDAQ OMX Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 08, 2008	General Red International, Inc.

/s/Xingping Hou
Xingping Hou
President, Chairman of the Board